EXHIBIT 4.1

ZAXIS INTERNATIONAL INC.

CLASS A WARRANT AGREEMENT

This Class A Warrant Agreement (“Class A Warrant Agreement”), dated as of this ___ day of ___, 2015, is by and between Zaxis International Inc., a Delaware corporation with offices located at 42 Ben Zvi Street, Ramat Gan 5224747, Israel (the “Corporation”) and ________ (the “Warrant Holder”). This Class A Warrant Agreement is being executed and delivered in connection with a separate Subscription Agreement between the Corporation and the Warrant Holder dated ________, 2015. The Corporation and the Warrant Holder/ are sometimes referred to collectively, as the “Parties” and individually, as a “Party.”

WHEREAS, pursuant to the terms and conditions of the above-referenced Subscription Agreement, the Corporation agreed to issue to the Warrant Holder warrants as defined in Section 1 below and Exhibit 1.1 hereto (the “Class A Warrants”).

NOW THEREFOR, in consideration of the mutual terms, conditions, representations, warranties and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Definitions:

Unless the context otherwise requires, the terms defined in this Section 1, whenever used in this Class A Warrant Agreement shall have the respective meaning hereinafter specified.

“Act” shall mean the Securities Act of 1933, as amended, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor federal statute.

“Business Day” shall mean any day on which banking institutions are generally open for business in the United States.

“Class A Warrants” shall mean and consist of warrants exercisable to acquire ______ shares of the Corporation’s common stock, par value $0.0001 per share (the “Shares”) during the 2 year period commencing on July 14, 2015 at an exercise price of $0.80 per Share.

“Exercise Price” shall mean the $0.80 per Share.

“Person” shall mean any corporation, association, partnership, limited liability company, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shares” shall mean a share of the Corporation’s common stock, par value $0.0001 per share.

“Warrant Certificate” has the meaning set forth in Section 3 hereof and subject to the provisions of Exhibit 1.1 below.

“Warrant Commencement Date” shall mean July 14, 2015.

“Warrant Expiration Date” shall mean a date 2 years after the Warrant Commencement Date;

Section 2. Issuance of Class A Warrants:

The Corporation hereby issues and grants to Warrant Holder _______ Class A Warrants as that term is defined in Section 1 above, each exercisable to purchase on Share.

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Section 3. Form of Warrant Certificates:

Promptly after the execution and delivery of this Class A Warrant Agreement by the Parties hereto, the Corporation will cause to be executed and delivered to Warrant Holder certificates evidencing the Class A Warrants (the “Warrant Certificates”). The Warrant Certificates evidencing the Class A Warrants delivered and to be delivered hereunder shall be substantially in the form set forth in Exhibits 1.1 attached hereto and may have such identification marks and legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and that are not inconsistent with the terms of this Class A Warrant Agreement or as may be required by applicable law, rule or regulation.

Section 4. Execution of Warrant Certificates:

Each Warrant Certificate delivered hereunder shall be signed on behalf of the Corporation by an executive officer of the Corporation and such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates. If any officer of the Corporation who signed any Warrant Certificate ceases to be an officer of the Corporation before the Corporation shall have delivered the Warrant Certificate so signed, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be such officer of the Corporation.

Section 5. Registration of Ownership and Transfer:

Warrant Certificates shall be issued in registered form only. The Corporation will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued pursuant to this Class A Warrant Agreement. The Warrant Certificates issuable pursuant to this Class A Warrant Agreement shall be registered by the Corporation in the name of the holder thereof (initially the Warrant Holder). The Corporation may deem and treat the registered holder of the Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and any notice shall not affect the Corporation to the contrary.

Section 6. No Transfers:

No Class A Warrant or any Shares underlying the Class A Warrants may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of other than as set forth in this Class A Warrant Agreement, pursuant to the rules and regulations promulgated by the SEC under the Act and without the express written agreement of the Corporation, which will not be unreasonably withheld.

Section 7. Mutilated or Missing Warrant Certificates:

If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Corporation shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Class A Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Corporation only upon the Corporation’s receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Corporation.

Section 8. Exercise of Class A Warrants:

A. Exercise: Subject to the terms and conditions set forth in this Section 8, the Class A Warrants may be exercised, in whole or in part (but not as to any fractional part), at any time or from time to time on and after the Warrant Commencement Date and on or prior to 5:00 p.m., Eastern time, on the applicable Warrant Expiration Date. In order to exercise any Tranche of Class A Warrants, the Warrant Holder shall deliver to the Corporation at its office first set forth above the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached as Exhibit 2 – Form of Election to Purchase hereto of such Warrant Holder’s election to exercise the Class A Warrants, which notice shall specify the number of Warrants being exercised; (ii) the Warrant Certificate(s), if any, evidencing the Class A Warrants being exercised; and (iii) payment of the aggregate Exercise Price.

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All rights of Warrant Holder with respect to any Class A Warrants that have not been exercised, on or prior to 5:00 p.m., Eastern Time, on the applicable Warrant Expiration Date shall immediately cease and shall be automatically cancelled and void.

B. Payment of Exercise Price: Payment of the Exercise Price with respect to Class A Warrants being exercised hereunder shall be made by the payment to the Corporation by wire transfer of an amount equal to the Exercise Price multiplied by the number of said Warrants then being exercised.

C. Payment of Taxes: The Corporation shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of any securities on exercise of a Class A Warrant. Notwithstanding anything contained herein to the contrary, the Warrant Holder shall be responsible for all taxes that may be due and payable by the Warrant Holder as a result of the issuance of this Class A Warrant Agreement to the Warrant Holder or as a result of the issuance of any Shares upon due exercise hereof.

D. Delivery of Class A Warrants and/or Shares: Upon receipt of the Election to Purchase together with the payment of the full amount of the Exercise Price, the Corporation shall, as promptly as practicable, execute and deliver or cause to be executed and delivered, to or upon the written order of Warrant Holder, and in the name of Warrant Holder or Warrant Holder’s designee, a certificate or certificates representing the number of Class A Warrants and Shares to be issued on exercise of the Class A Warrants. The certificates issued to Warrant Holder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. The stock certificate or certificates so delivered shall be registered in the name of Warrant Holder or such other name as shall be designated in said Election to Purchase. If the Class A Warrants evidenced by any Warrant Certificate are exercised in part, the Corporation shall, at the time of delivery of the respective certificates, deliver to the holder thereof a new Warrant Certificate evidencing the Class A Warrants that were not exercised or surrendered, which shall in all respects be identical to the Warrant Certificate being exercised. The Corporation shall cancel any Warrant Certificates surrendered upon exercise of any of the Class A Warrants.

Section 9. Adjustment of Number of Shares Issuable Upon Exercise of a Class A Warrant:

A. Adjustment for Stock Splits, Stock Dividends, Recapitalizations. The number of Shares issuable upon exercise of each Class A Warrant thereof shall be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding Shares that occurs after the date hereof.

B. Adjustments for Reorganization, Consolidation, Merger. If after the date hereof, the Corporation (or any other entity, the stock or other securities of which are at the time receivable on the exercise of the Class A Warrants), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, Warrant Holder, upon any permitted exercise of each such Warrant (as provided in Section 8), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Class A Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Warrant Holder had exercised the Class A Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 9. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Corporation) shall duly execute and deliver to Warrant Holder a written acknowledgment of such entity’s obligations under the Class A Warrants and this Class A Warrant Agreement.

C. Notice of Certain Events. Upon the occurrence of any event resulting in an adjustment in the number of Shares (or other stock or securities or property) receivable upon the exercise of the Class A Warrants, the Corporation shall promptly thereafter (i) compute such adjustment in accordance with the terms of the Class A Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) mail copies of such certificate to Warrant Holder.

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Section 10. Reservation of Shares:

The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the aggregate number of the Shares deliverable upon the exercise of all outstanding Class A Warrants for the purpose of enabling it to satisfy any obligation to issue the Shares upon the due and punctual exercise of the Class A Warrants through 5:00 p.m., Eastern time, on the applicable Warrant Expiration Date.

Section 11. No Impairment:

The Corporation shall not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Class A Warrants or this Class A Warrant Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrant Holder under the Class A Warrants and this Class A Warrant Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Corporation: (i) shall not set or increase the par value of any Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable Shares upon the exercise of the Class A Warrants.

Section 12. Representations and Warranties of Warrant Holder:

Warrant Holder represents and warrants to the Corporation that, on the date hereof and on the date the Warrant Holder exercises any Class A Warrant pursuant to the terms of this Class A Warrant Agreement:

A. Warrant Holder understands that the Class A Warrants and the Shares have not been registered under the Act and acknowledges that the Class A Warrants and the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration becomes available.

B. Warrant Holder is acquiring the Class A Warrants for Warrant Holder’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

C. Warrant Holder understands that the Class A Warrants and the Shares that may be acquired upon exercise are being offered and sold to the Warrant Holder in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated by the SEC under the Act and that the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Warrant Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Warrant Holder to acquire the Class A Warrants and the underlying Shares.

Section 13. No Rights or Liabilities as Stockholder:

No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Common Stock which may at any time be issuable on the exercise of the Class A Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Corporation. No provision hereof, in the absence of affirmative action by Warrant Holder to purchase Shares shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

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Section 14. Fractional Interests:

The Corporation shall not be required to issue fractional shares of Common Stock upon exercise of any Class A Warrant or to distribute certificates that evidence fractional shares of Common Stock. If any fraction of a Share would, except for the provisions of this Section 14, be issuable on the exercise of a Class A Warrant, the number of Shares to be issued by the Corporation shall be rounded up to the nearest whole number.

Section 15. Notices:

All notices, consents, requests, waivers or other communications required or permitted under this Class A Warrant Agreement (each a “Notice”) shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Corporation, then to:
Zaxis International Inc.
Attn: Liron Carmel, CEO
42 Ben Zvi Street
Ramat Gan 5224747, Israel
Email: liron.zaxis@outlook.co.il

With a copy to:
Office of Richard Rubin
40 Wall Street, 28th Floor
New York, NY 10005
Email: rrubin@parkavenuegroup.us

If to the Warrant Holder, then to:
__________________
__________________
__________________
Email: __________________

or such other address(es) as shall be furnished by any of the Parties hereto in a Notice. Any Notice shall be deemed given upon receipt.

Section 16. Supplements, Amendments and Waivers:

This Class A Warrant Agreement may be supplemented or amended only by a subsequent writing signed by each of the Parties hereto (or their successors or permitted assigns), and only a written instrument signed by the Party charged therewith hereof may waive any provision.

Section 17. Successors and Assigns:

Except as otherwise provided herein, the provisions of this Class A Warrant Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties hereto. The Class A Warrants and any Shares acquired upon exercise thereof may be assigned by Warrant Holder only to the extent such assignment satisfies the restrictions on transfer set forth in this Class A Warrant Agreement and subject to the Corporation’s prior written consent which will not be unreasonable withheld, provided that any such assignment shall be in compliance with the rules and regulations promulgated by the SEC under the Act; any attempted assignment of Class A Warrants, and/or any Shares acquired upon exercise in violation of the terms hereof shall be void ab initio.

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Section 18. Termination:

This Class A Warrant Agreement (other than Sections 8C, 12, and Sections 15 through 26, inclusive, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all Class A Warrants have been exercised by the Warrant Holder.

Section 19. Governing Law; Jurisdiction:

A. Governing Law. This Class A Warrant Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and the federal securities laws of the United States applicable herein.

B. Submission to Jurisdiction. Each Party to this Class A Warrant Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the State of Delaware, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Class A Warrant Agreement or the Warrant Certificates and Class A Warrants to be issued pursuant hereto, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the Parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

C. Venue. Each Party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Class A Warrant Agreement, or the Warrant Certificates and Class A Warrants to be issued pursuant hereto, in any court referred to in this Subsection. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

Section 20. Third Party Beneficiaries:

Each Party intends that this Class A Warrant Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto and their successors and permitted assigns.

Section 21. Headings:

The headings in this Class A Warrant Agreement are for convenience only and shall not affect the construction or interpretation of this Class A Warrant Agreement.

Section 22. Entire Agreement:

This Class A Warrant Agreement, together with the Warrant Certificates and Exhibits, and the above-referenced Service Agreement, dated of even date herewith, by and between the Corporation and the Warrant Holder, constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the Parties hereto with respect to such subject matter.

Section 23. Expenses:

Each of the Parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out this Class A Warrant Agreement and in consummating the transactions contemplated herein, except as otherwise expressly provided for herein.

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Section 24. Neutral Construction:

The Parties to this Class A Warrant Agreement agree that this Class A Warrant Agreement was negotiated fairly between them at arm’s length and that the final terms of this Class A Warrant Agreement are the product of the Parties’ negotiations. Each Party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Class A Warrant Agreement and the rights and obligations affected hereby. The Parties agree that this Class A Warrant Agreement shall be deemed to have been jointly and equally drafting by them, and that the provisions of this Class A Warrant Agreement therefore should not be construed against a Party or Parties on the grounds that such Party or Parties drafted or was more responsible for the drafting of any such provision(s).

Section 25. Representations and Warranties:

The Corporation hereby represents and warrants to the Warrant Holder that:

(a) The Corporation has all requisite corporate power and authority to: (i) execute and deliver this Class A Warrant Agreement; and (ii) issue the Shares upon the exercise thereof and carry out provisions of this Class A Warrant Agreement. All corporate action on the Part of the Corporation, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Class A Warrant Agreement, the performance of all obligations of the Corporation hereunder, and the authorization (or reservation for issuance), sale and issuance of the Common Stock to be sold hereunder has been taken or will be taken prior to the date hereof;

(b) This Class A Warrant Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to application affecting enforcement of creditor’s rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies;

(c) The Shares issuable upon the exercise of the Class A Warrants, when issued, sold and delivered in accordance with the terms of this Class A Warrant Agreement for the consideration expressed herein, will be duly and validly issued, fully-paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws;

(d) Subject in part to the truth and accuracy of Warrant Holder’s representations set forth in Section 12 of this Class A Warrant Agreement, the offer, sale and issuance of the Shares issuable upon the exercise thereof as contemplated by this Class A Warrant Agreement are exempt from the registration requirements of the Act and the qualification or registration requirements of any state securities or other applicable blue sky laws; and

(e) The execution, delivery and performance of this Class A Warrant Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonremoval of any material permit, license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties.

Sections 26. Counterparts:

This Class A Warrant Agreement may be executed in counterparts and by facsimile and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Class A Warrant Agreement to be duly executed as of the day and year first above written.

ZAXIS INTERNATIONAL INC.

/s/: Liron Carmel
Liron Carmel, Chief Executive Officer

WARRANT HOLDER: _________________

/s/:
Name:	Lior Wayn

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EXHIBIT 1.1

CLASS A WARRANT

WARRANT FORM

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE CLASS C WARRANT AGREEMENT BETWEEN BREEDIT CORP. AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

CLASS A WARRANT

Form of

Class A Warrant Certificate

ZAXIS INTERNATIONAL INC.

This Warrant Certificate certifies that _________ (the “Warrant Holder”), is the registered holder of _________ Class A Warrant (the “Class A Warrants”) exercisable to purchase one (1) share of the Corporation’s common stock, par value $0.0001 per share (the “Shares”) at an exercise price of $0.80 for a period of two (2) years from the Warrant Commencement Date. The number of Shares for which this Class A Warrant is exercisable and the Exercise Price are subject to adjustment as provided in Section 9 of the Class A Warrant Agreement.

The Class A Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Class A Warrants and are issued pursuant to a Class A Warrant Agreement, dated as of April __, 2015 (the “Class A Warrant Agreement”). The Warrant Holder hereby acknowledges full acquaintance with the rights, limitation of rights, obligations, duties, immunities and other terms in the Class A Warrant Agreement, whether of the Corporation or the Warrant Holder, which Class A Warrant Agreement is hereby incorporated by reference in and made a part of this instrument.

The Warrant Holder may exercise the Class A Warrants by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price with respect to the subject Warrants, at the offices of the Corporation specified in Section 15 of the Class A Warrant Agreement. If, upon any exercise of Class A Warrants evidenced hereby, the number of said Warrants exercised shall be less than the total number of said Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Class A Warrants not exercised.

This Warrant Certificate, when surrendered at the offices of the Corporation specified in Section 15 of the Class A Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Class A Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Class A Warrants.

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The Corporation may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and any notice shall not affect the Corporation to the contrary.

WITNESS the signature of the duly authorized officer of the Corporation.

Dated: _____ __, 2015

Zaxis International Inc.

By:
Liron Carmel, Chief Executive Officer

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Form of Election to Purchase

The undersigned hereby irrevocably elects to exercise _________ of the Class A Warrant, defined as the Class A Warrant, evidenced by the attached Warrant Certificate to purchase Shares, and herewith tenders (or is concurrently tendering) payment for such Shares in an amount determined in accordance with the terms of the Class A Warrant Agreement. The undersigned requests that a certificate representing such Shares be registered in the name of _______________________, whose address is _______________________ and that such certificate be delivered to _______________________, whose address is _______________________. If said number of Class A Warrants is less than the number of Class A Warrants evidenced by the Warrant Certificate (as calculated pursuant to the Class A Warrant Agreement), the undersigned requests that a new Warrant Certificate evidencing the number of Class A Warrants evidenced by this Warrant Certificate that are not being exercised be registered in the name of _______________________, whose address is _______________________ and that such Warrant Certificate be delivered to _______________________, whose address is _______________________.

Dated: ____________________,

Name of Holder of Warrant Certificate:

(Please Print)

Address: _______________________________

Social Security No.: _______________________

Signature: _______________________________

Note:	The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Shares or any Warrant Certificate representing Class A Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.

Dated: __________,

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